44 Montgomery St Suite 3900 San Francisco, CA 94104 T +1 415 848 5300 F +1 415 848 5353 www.rsmus.com March 12, 2025 Securities and Exchange Commission Washington, D.C. 20549 Commissioners: We have read Xencor, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on March 5, 2025, and we agree with such statements concerning our firm.